                                                             Exhibit 4(f)(4)

                                                               DRAFT 5/21/96


================================================================================

                       FIRST AMENDMENT TO LEASE AGREEMENT

                                  [NW 1996 B]

                                  DATED AS OF

                                 JUNE __, 1996

                                    BETWEEN

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION

              NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY

                 PROVIDED HEREIN, BUT SOLELY AS OWNER TRUSTEE,
                                                               LESSOR

                                      AND

                           NORTHWEST AIRLINES, INC.,
                                                               LESSEE

                          ONE BOEING 757-251 AIRCRAFT

================================================================================

As set forth in Section 20 of the Lease, Lessor has assigned to the Indenture Trustee (as defined in the Lease) certain of its right, title and interest in and to the Lease, including all amendments thereto. To the extent, if any, that this First Amendment to Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest herein may be created through the transfer or possession of any counterpart hereof other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.

================================================================================

                              TABLE OF CONTENTS TO

                       FIRST AMENDMENT TO LEASE AGREEMENT

                                                                                 Page
                                                                                 ----
Section 1.   Amendment of Section 1 of the Lease ...............................   2

Section 2.   Amendment of Sections 3(b), 3(c), 3(d), 3(e) and 3(g)
             of the Lease ......................................................   6

Section 3.   Amendment of Section 7 of the Lease  ..............................   8

Section 4.   Amendment of Sections 9(a)(3) and 9(c) of the Lease ...............   8

Section 5.   Amendment of Section 10(a) of the Lease ...........................   8

Section 6.   Amendment of Section 14(d) of the Lease ...........................   9

Section 7.   Amendment of Section 15(c) of the Lease ...........................   9

Section 8.   Amendment of Section 17 of the Lease ..............................   9

Section 9.   Amendment of Section 19 of the Lease ..............................  10

Section 10.  Amendment of Section 26 of the Lease ..............................  10

Section 11.  Amendment of Exhibits .............................................  10

Section 12.  Effectiveness of Amendments .......................................  10

Section 13.  Ratification ......................................................  10

Section 14.  Miscellaneous .....................................................  11

                       FIRST AMENDMENT TO LEASE AGREEMENT

                                  [NW 1996 B]

        This FIRST AMENDMENT TO LEASE AGREEMENT [NW 1996 B], dated as of June ___, 1996, between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement [NW 1996 B], dated as of April 24, 1996 (in such capacity, "LESSOR"), and NORTHWEST AIRLINES, INC., a corporation organized and existing pursuant to the laws of the State of Minnesota ("LESSEE"), to a certain Lease Agreement [NW 1996 B], dated as of April 24, 1996 (the "ORIGINAL LEASE"), between Lessee and Lessor (the Original Lease, as supplemented by Lease Supplement No. 1 [NW 1996 B] ("LEASE SUPPLEMENT NO. 1") between Lessor and Lessee, dated April 30, 1996, herein called the "LEASE");

        Except as otherwise defined in this Amendment, the terms used herein in capitalized form shall have the meanings attributed thereto in the Lease;

                                  WITNESSETH:

        WHEREAS, pursuant to the Lease, Lessee has leased from Lessor the Aircraft, which consists of the following components: (i) Airframe: FAA Registration No. N538US; manufacturer's serial No. 26485; and (ii) Engines: two
(2) Pratt & Whitney Model PW2037 engines bearing, respectively, manufacturer's serial nos. P727166 and P727167;

        WHEREAS, Section 17 of the Participation Agreement [NW 1996 B], dated as of April 24, 1996 (the "PARTICIPATION AGREEMENT"), among Lessee, [_____________] Funding Corp. (the "OWNER PARTICIPANT"), the loan participants named therein, as Loan Participants (the "ORIGINAL LOAN PARTICIPANTS"), Lessor and State Street Bank and Trust Company (the "INDENTURE TRUSTEE"), contemplates that the Secured Certificates issued by the Owner Trustee under the Trust Indenture and Security Agreement [NW 1996 B], dated as of April 24, 1996, between Lessor (in its individual capacity as expressly provided therein and as trustee) and the Indenture Trustee may be refinanced under certain circumstances;

        WHEREAS, Lessor and Lessee have entered into a Refunding Agreement [NW 1996 B], dated as of [__________], 1996 (the "REFUNDING AGREEMENT"), with State Street Bank and Trust Company, as Pass Through Trustee under the Pass Through Trust Agreements (the "PURCHASERS"), State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent (the "SUBORDINATION AGENT"), the Owner Participant, the Indenture Trustee and Northwest Airlines Corporation (the "GUARANTOR");

        WHEREAS, Lessor and Lessee desire to recalculate the Excess Amounts, Basic Rent, Stipulated Loss Value and Termination Value percentages, the Special Purchase Price and the Remaining Installments in order to reflect, among other things, the interest rate of the refinanced Secured Certificates;

        WHEREAS, in connection with the recalculation of the Excess Amounts, Basic Rent, Stipulated Loss Value and Termination Value percentages, the Special Purchase Price and the Remaining Installments, Lessor and Lessee desire to amend the Lease;

        WHEREAS, a counterpart of the Original Lease, to which were attached and made a part thereof counterparts of Lease Supplement No. 1, the Trust Indenture and Security Agreement [NW 1996 B], dated as of April 24, 1996, and the Trust Agreement and Indenture Supplement [NW 1996 B], dated April 30, 1996, was
recorded by the Federal Aviation Administration (the "FAA") on [             ],
1996, and assigned Conveyance No.[  ];

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

        SECTION 1. AMENDMENT OF SECTION 1 OF THE LEASE.

        (a) The definitions of "Business Day", "Excess Amount", "Indemnitee", "Loan Participant", "Net Present Value of Rents", "Operative Documents", "Stipulated Loss Value", "Supplemental Rent", "Tax Indemnitee", and "Termination Value" in Section 1 of the Lease are hereby amended to read as follows:

                 "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of New York, New York; Boston, Massachusetts; or Minneapolis, Minnesota.

                 "EXCESS AMOUNT" for the Closing Date or the Commencement Date means an amount equal to the amount determined by multiplying Lessor's Cost by the percentage set forth in Exhibit B hereto under the heading "Excess Amount" opposite the Closing Date or the Commencement Date.

                 "INDEMNITEE" means (i) the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, (ii) the Indenture Trustee, (iii) the Owner Participant, (iv) the Trust Estate, (v) Loan Participants and each other Certificate Holder, (vi) the Subordination Agent, (vii) the Liquidity Provider, (viii) the Pass Through Trustees,
        (ix) each Affiliate of the Persons described in clauses (i) through
        (iv), inclusive, (x) each Affiliate of the Persons described in clauses
        (vi), (vii) and (viii), (xi) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (viii), inclusive, (xii) the successors and permitted assigns of the Persons described in clauses (i) through (iv), inclusive, and (xiii) the successors and permitted assigns of the Persons described in clauses (v), (vi), (vii) and (viii).

                 "LOAN PARTICIPANT" means for any period prior to the Closing, the Original Loan Participants and their successors and assigns, and from and after the Closing, the Purchasers and their successors and registered assigns, including any Certificate Holder.

                 "NET PRESENT VALUE OF RENTS" means the net present value, as of the [Commencement Date], of Basic Rent set forth in Exhibit B hereto, Special Purchase Price and Remaining Installments discounted at an annual interest rate of [___]% on a semi-annual basis.

                 "OPERATIVE DOCUMENTS" means each of the Participation Agreement, the documents referred to in Section 4(a)(v) of the Participation Agreement (including any amendments, modifications or supplements thereto), the Refunding Agreement, the Trust Indenture Amendment and the Refinancing Secured Certificates, collectively, and "Operative Document" shall mean each of the Operative Documents, individually.

                 "STIPULATED LOSS VALUE" with respect to the Aircraft as of any date through and including January 2, 2019, means, but subject always to the provisions of Section 3(d)(v) hereof, the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(d) hereof and in Section 7 of the Tax Indemnity Agreement). "Stipulated Loss Value" as of any date after January 2, 2019 shall be the amount determined as provided in Section 19(a) hereof.

                 "SUPPLEMENTAL RENT" means, without duplication, (a) all amounts, liabilities, indemnities and obligations (other than Interim Rent or Basic Rent) which Lessee assumes or agrees to pay under any Lessee Document to or on behalf of Lessor or any other Person, (b) amounts payable by Lessor pursuant to clause (b) of the third paragraph of Section 2.02 of the Trust Indenture in respect of amounts owed to the Liquidity Provider, (c) Lessor's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements and the Other Pass Through Trust Agreement, and (d) Lessor's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Lessor's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Secured Certificates and the denominator of which is the aggregate principal balance then outstanding of all "Equipment
        Notes" (as such term is defined in the Intercreditor Agreement).

                 "TAX INDEMNITEE" means the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Indenture Trustee, and each of their respective Affiliates, successors and permitted assigns and, in the case of the Owner Participant, directors, officers, employees, servants and agents of the Owner Participant.

                 "TERMINATION VALUE" with respect to the Aircraft as of any date through and including January 2, 2019, means, but subject always to the provisions of Section 3(d)(v), the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit D hereto opposite the Termination Date with respect to which the amount is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(d) hereof and in Section 7 of the Tax Indemnity Agreement).

                 (b) The following definitions are hereby inserted in Section 1 of the Lease in alphabetical order:

                 "CLOSING" means the consummation of the refinancing operation contemplated by Section 1 of the Refunding Agreement.

                 "CLOSING DATE" means the date on which the Closing shall occur.

                 "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent.

                 "LIQUIDITY FACILITIES" means the three Revolving Credit Agreements between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

                 "LIQUIDITY PROVIDER" means Westdeutsche Landesbank Girozentrale, acting through its New York branch, as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

                 "MAKE-WHOLE AMOUNT" has the meaning assigned to that term in the Trust Indenture.

                 "ORIGINAL LOAN PARTICIPANTS" means each institution executing the Participation Agreement as a Loan Participant.

                 "ORIGINAL TRUST INDENTURE" means the Trust Indenture and Security Agreement [NW 1996 B], dated as of April 24, 1996, between the Owner Trustee and State Street Bank and Trust Company, as amended, modified and supplemented prior to the Closing Date.

                 "OTHER PASS THROUGH TRUST AGREEMENT" means the pass through trust agreement and supplement pursuant to which the Class D pass through trust certificates are issued.

                 "PASS THROUGH CERTIFICATES" means the pass through certificates to be issued by the Pass Through Trustee in connection with the Refinancing Transaction.

                 "PASS THROUGH TRUST AGREEMENT" means the pass through trust agreement and each of the three separate pass through trust supplements referred to on Schedule I to the Refunding Agreement to be entered into by and between Lessee and the Pass Through Trustee in connection with the Refinancing Transaction.

                 "PASS THROUGH TRUSTEE" means State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as trustee under each Pass Through Trust Agreement, and each other person that may from time to time be acting as successor trustee under any such Pass
        Through Trust Agreement.

                 "PURCHASERS" means the Pass Through Trustees under each Pass Through Trust Agreement.

                 "REFINANCING CERTIFICATE" means a certificate of an authorized representative of the Owner Participant delivered pursuant to Section 17(a)(1) of the Participation Agreement, setting forth, among other things, the Refinancing Date, the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, and the proposed revised schedules of Excess Amount, Basic Rent, Special Purchase Price, Initial Installment, Remaining Installments, Stipulated Loss Value and Termination Value percentages, and the proposed Amortization Schedules.

                 "REFINANCING DATE" means the proposed date on which the outstanding Secured Certificates will be redeemed and refinanced pursuant to Section 17 of the Participation Agreement.

                 "REFINANCING EXPENSES" means the costs, fees, commissions and other expenses payable by the Owner Participant pursuant to Section 11(a) of the Refunding Agreement.

                 "REFINANCING SECURED CERTIFICATES" means the Secured Certificates to be issued by Lessor to the Purchasers pursuant to the
        Trust Indenture Amendment and the Refunding Agreement on the    Closing
        Date.

                 "REFINANCING TRANSACTION" means a refinancing transaction pursuant to Section 17 of the Participation Agreement involving, among other things, (i) the redemption of the Secured Certificates issued on the Refinancing Date and the
        concurrent issuance and sale of the Refinancing Secured Certificates to the Pass Through Trustees (or their designee) and (ii) the issuance and
        sale of the Pass Through Certificates by the    Pass Through Trustees.

                 "REFUNDING AGREEMENT" means that certain Refunding Agreement [NW 1996 B], dated as of [_________], 1996, among Lessor, Lessee, the Owner Participant, the Purchasers, the Indenture Trustee, the Subordination Agent and the Guarantor, as the same may from time to time be supplemented or amended, or the terms thereof waived or modified, to
        the extent permitted by, and in accordance with, the    terms thereof.


                 "SUBORDINATION AGENT" means State Street Bank and Trust Company of Connecticut, National Association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

                 "TRUST INDENTURE AMENDMENT" means the Amended and
        Restated Trust Indenture and Security Agreement [NW 1996 B], dated as of the Refinancing Date, between Lessor and State Street Bank and Trust Company, as Indenture Trustee.

        (c) The definitions of "Administrative Agent", "Assumed Interest Rate", "Commitment", "Debt Rate", "Documentation Agent", "Funding Loss Amount", "Interest Period", "Rent Differential Amount" and "Transition Date" in Section 1 of the Lease are hereby deleted.

        SECTION 2. AMENDMENT OF SECTIONS 3(B), 3(C), 3(D), 3(E) AND 3(G) OF THE LEASE.

        (a) Section 3(b) of the Lease is hereby amended by deleting the second paragraph thereof.

        (b) Section 3(c) of the Lease is hereby amended by deleting the second paragraph thereof.

        (c) Section 3(d)(i) of the Lease is hereby amended to read in its entirety as follows:

                 (i) In the event that (A) the Closing Date occurs other than on [_______], 1996, (B) Transaction Expenses paid by Lessor pursuant to
        Section 16 of the Participation Agreement are determined to be other than 1.0% of Lessor's Cost, or (C) Refinancing Expenses paid by Lessor or the Owner Participant pursuant to Section 11(a) of the Refunding Agreement are determined to be other than [0.__]% of Lessor's Cost, then in each case, the Basic Rent percentages set forth in Exhibit B and the Stipulated Loss Value percentages set forth in Exhibit C, the Termination Value percentages set forth in Exhibit D, the Special Purchase Price and the Remaining Installments shall be recalculated by the Owner Participant, on or prior to November
        15, 1996 using the same methods and assumptions used to calculate original Basic Rent, Stipulated Loss Value and Termination Value percentages, the Special Purchase Price, the Initial Installment and the Remaining Installments, in order to: (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof. In such recalculation there will be no change in the amortization of the Secured Certificates.

        (d) Section 3(d)(iii) of the Lease is hereby amended by deleting the second sentence thereof.

        (e) The second sentence of Section 3(e) of the Lease is hereby amended to read in its entirety as follows:

                 "Lessee shall pay as Supplemental Rent the Make-Whole Amount, if any, due pursuant to Section 2.10(b) or Section 2.11 of the Trust Indenture in connection with a prepayment of the Secured Certificates upon redemption of such Secured Certificates in accordance with such
        Section 2.10(b) or Section 2.11."

        (f) Section 3(g) of the Lease is hereby amended to read in its entirety as follows:

                 (g) Prepayment of Certain Rent Payments. To the extent, if any, that there shall not have been received by the Indenture Trustee to its account and in funds of the type specified in Section 3(f) hereof by 10:30 A.M., New York time, on the Commencement Date from Lessor an amount equal to the Excess Amount for such date, Lessee shall, on the Commencement Date, prepay on the Commencement Date a portion of Basic Rent equal to the Excess Amount not so paid (the amount of such Basic Rent to be prepaid by Lessee being herein called "PREPAID RENT"); provided, that Lessee will also pay to the Indenture Trustee, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate in effect from time to time on any part of any Prepaid Rent not paid when due for any period for which the same shall be overdue. Lessor agrees to reimburse Lessee in the manner provided in the following sentence for (x) the Prepaid Rent so paid by Lessee, plus (y) any Supplemental Rent paid with respect to Prepaid Rent by Lessee pursuant to this Section 3(g), plus (z) accrued interest on the unreimbursed portion thereof at a rate per annum equal to the Base Rate as in effect from time to time plus 5% per annum from the date such amount is paid by Lessee to but not including the date of each such reimbursement (such amounts to be reimbursed being herein called the "REIMBURSEMENT AMOUNT"). Lessor shall pay to Lessee, in funds of the type specified in Section 3(f) hereof, within five days after Lessor, the Owner Participant and the Indenture Trustee shall have received written notice from Lessee demanding payment, the Reimbursement Amount. In addition, if, for any reason, Lessor shall fail to pay to Lessee the Reimbursement Amount as above provided, Lessee shall be entitled to offsets (without duplication) against each succeeding payment (other than as limited by the proviso to this sentence) due from Lessee to Persons other than the Loan Participants, the Indenture Trustee and the Owner Trustee in its individual capacity (including, without limitation, Basic Rent, payments due under Section 9, 10, 15 and 19 hereof, payments due under the Tax Indemnity Agreement and payments due to Persons other than the Loan Participants, the Indenture Trustee and Lessor in its individual capacity under Section 7 of the Participation Agreement), until Lessee has been fully reimbursed for the Reimbursement Amount; provided, however, that in the case of any payment due from Lessee which is distributable under the terms of the Trust Indenture, Lessee's right to offset shall be limited to amounts distributable to Lessor thereunder. No such offset or aggregate combined effect of separate offsets shall reduce the amount of any installment of Interim Rent or Basic Rent to an amount insufficient, together with the Excess Amount and all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal of and interest on (and Make-Whole Amount, if any, due with respect to) the Secured Certificates then outstanding.

        SECTION 3. AMENDMENT OF SECTION 7 OF THE LEASE.

        Section 7(b)(x)(2) of the Lease is hereby amended by (i) deleting the words "the Owner Participant and the Indenture Trustee" and substituting therefor the word "Lessor" and (ii) deleting the word "their" and substituting therefor the word "its".

        SECTION 4. AMENDMENT OF SECTIONS 9(A)(3) AND 9(C) OF THE LEASE.

        (a) Section 9(a)(3) of the Lease is hereby amended by deleting the word, punctuation and number "ten (10)" in the second sentence thereof and substituting therefor the word, punctuation and number "fifteen (15)".

        (b) Section 9(c) of the Lease is hereby amended by deleting the word "premium" each time it appears therein and substituting therefor the words "Make-Whole Amount" and by deleting the words "and Funding Loss Amount" and ", Funding Loss Amount" each time such words and such words and punctuation appear.

        SECTION 5. AMENDMENT OF SECTION 10(A) OF THE LEASE.

        Section 10(a) of the Lease is hereby amended by deleting the words "the third Business Day following the receipt of insurance proceeds in respect of such occurrence (but not earlier than thirty (30) days after such occurrence)" in clause (i)(y) thereof and substituting therefor the words "an earlier Business Day irrevocably specified fifteen days in advance by notice from Lessee to Lessor and the Indenture Trustee".

        SECTION 6. AMENDMENT OF SECTION 14(D) OF THE LEASE.

        Section 14(d) of the Lease is hereby amended by (i) adding the words and punctuation ", the Refunding Agreement" after the words "Participation Agreement" and (ii) adding the words "and except for representations or warranties contained in the Pass Through Trust Agreement or the Underwriting Agreement (as defined in the Refunding Agreement) or any document or instrument furnished pursuant to either thereof" after the word "Agreement" at the end of the first parenthetical phrase therein.

        SECTION 7. AMENDMENT OF SECTION 15(C) OF THE LEASE.

        Section 15(c) of the Lease is hereby amended by (i) deleting the word "the" from the fourth line thereof and substituting therefor the word "a" and
(ii) inserting the words "or prior to" after the word "on" in the tenth line thereof.

        SECTION 8. AMENDMENT OF SECTION 17 OF THE LEASE.

        Section 17 of the Lease is hereby amended to read in its entirety as follows:

                 "Section 17. Notices. All notices required under the terms and provisions hereof shall be by telecopier or other telecommunication means (with such telecopy or other telecommunication means to be confirmed in writing), or if such notice is impracticable by registered, first-class airmail, with postage prepaid, or by personal delivery of written notice and any such notice shall become effective when received, addressed:

                  (i) if to Lessee, for U.S. Mail at 5101 Northwest Drive (A4010), St. Paul, Minnesota 55111-3034, and for overnight courier at 2700 Lone Oak Parkway (A4010), Eagan, Minnesota 55121, Attention: Senior Vice President
                       - Finance and Treasurer, (Telecopy No. (612) 726-0665), or to such other address, telex number or telecopy number as Lessee shall from time to time designate in writing to Lessor,

                  (ii) if to Lessor, at 79 South Main Street, Salt Lake City,
                       Utah 84111, Attention: Corporate Trust Department (Telecopy No. (801) 246-5053), or to such other address or telecopy number as Lessor shall from time to time designate in writing to Lessee, and


                 (iii) if to a Loan Participant, the Indenture Trustee or the
                       Owner Participant, addressed to such Loan Participant, the Indenture Trustee or the Owner Participant at such address or telecopy number as such Loan Participant, the Indenture Trustee or the Owner Participant shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to such Loan Participant, the Indenture Trustee or the Owner Participant
                 at its address or telecopy number set forth on the signature pages of the Refunding Agreement."

        SECTION 9. AMENDMENT OF SECTION 19 OF THE LEASE.

        (a) Section 19(a)(2) of the Lease is hereby amended by deleting the word "third" in the first sentence thereof and substituting the words and punctuation "Basic Term, any" therefor.

        (b) The third sentence of Section 19(d) of the Lease is hereby amended to read in its entirety as follows:

        In addition, if on such date Lessee has otherwise elected to pay the Special Purchase Price and there shall be any Secured Certificates outstanding, Lessee shall have the option to assume, pursuant to Section 8(x) of the Participation Agreement and Section 2.13 of the Trust
        Indenture, all of the obligations of Lessor under       the Trust
        Indenture.

        SECTION 10. AMENDMENT OF SECTION 26 OF THE LEASE. Section 26 of the Lease is hereby amended by (i) deleting the word "or" between the words "Trust Agreement" and the words "the Trust Indenture" and substituting a comma therefor and (ii) inserting the words "or the Refunding Agreement" after the words "Trust Indenture".

        SECTION 11. AMENDMENT OF EXHIBITS.

        (a) Exhibits B, C and D to the Lease are hereby deleted in their entirety and replaced with Exhibits B, C and D, respectively, attached hereto.

        (b) The parties hereto agree that Exhibits B, C and D attached hereto reflect the recalculation of Basic Rent, Excess Amounts, Stipulated Loss Value and Termination Value percentages and the Special Purchase Price and the Remaining Installments to take into account the interest rates borne by the Secured Certificates as of the Closing Date.

        SECTION 12. EFFECTIVENESS OF AMENDMENTS.

        The amendments to the Lease set forth in Sections 1 through 11 hereof shall be effective as of, and subject to the consummation of, the Closing, which shall be evidenced by the filing of this Amendment with the FAA.

        SECTION 13. RATIFICATION.

        Except as amended hereby, the Lease as heretofore supplemented continues and shall remain in full force and effect in all respects.

        SECTION 14. MISCELLANEOUS.

        Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. Nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee. The section and paragraph headings in this Amendment and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Amendment. THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Amendment may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee as mortgagee under the Trust Indenture on the signature page thereof.

        IN WITNESS WHEREOF, Lessor and Lessee have each caused this Amendment to be duly executed as of the day and year first above written.

                                    FIRST SECURITY BANK OF UTAH, NATIONAL
                                    ASSOCIATION
                                    not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee,
                                         Lessor



                                    By:____________________________________
                                         Title:

                                    NORTHWEST AIRLINES, INC.
                                         Lessee



                                    By:____________________________________
                                         Title:

        (1)Receipt of this original counterpart of the foregoing Amendment is hereby acknowledged this _____ day of ______________, 1996.

                                    STATE STREET BANK AND TRUST
                                    COMPANY,
                                        Indenture Trustee



                                    By:____________________________________
                                         Title:

_____________________

(1)This language contained in the original counterpart only.